Exhibit 99.2

CONSENT OF DANIEL L. JONES

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 (the "Registration Statement") of Southern Missouri Bancorp, Inc. ("Southern Missouri"), and any amendments thereto, as a person who is expected to become a director of Southern Missouri following the completion of the merger referred to in the Registration Statement and consents to the filing of this consent as an exhibit to the Registration Statement.

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